NEWS RELEASE

For Immediate Release

January 26, 2005

For Further Information Contact:

Jerry Francis, Chairman, President & CEO

(304) 769-1101

City Holding Company Names Charles R. (Skip) Hageboeck President & CEO to Succeed Gerald R. Francis; Francis to Leave; Says Turnaround of City Complete

CHARLESTON, WV--(PR NEWSWIRE)--January 26, 2005----Following the successful completion of City Holding Company's (NASDAQ:CHCO) four-year strategic repositioning designed to improve operating performance and profitability, the Company announced today it has elected Charles R. Hageboeck, 42, currently Executive Vice President and Chief Financial Officer, to succeed Gerald R. Francis as President and Chief Executive Officer, effective February 1, 2005. Francis will continue his involvement with the Company as non-executive Chairman of the Board of Directors.

Francis said, "I am leaving at this time as I have been offered an opportunity to participate in a privately owned company. In addition, my work at City Holding is done. I'm extremely gratified by the success we've achieved over the past several years, and I could not be prouder of all that has been accomplished by our employees. City Holding Company is in excellent shape, and I believe it is well positioned for the future. We have a strong and experienced leadership team in place."

Francis took up his position at City Holding Company on February 1, 2001, and he and his management team comprehensively restructured the institution's operations. Underperforming businesses in California, Texas, Georgia, Maryland and West Virginia were divested, and the company refocused on its core businesses in West Virginia and Southern Ohio. A best practices project that significantly improved the company's efficiency was completed in 2001.

Under Francis' leadership the Company's financial performance and credit quality significantly improved. Net income rose from a loss of $38.4 million or -$2.27 per share in 2000 to a profit of $46.6 million or $2.75 per diluted share in 2004. Return on average assets increased from a negative 1.38 percent for the full year of 2000 to 2.10 percent for the full year of 2004. Return on average equity increased from a negative 19.22 percent for the full year of 2000 to a high of 24.50% for the full year of 2003, and 22.43 percent for the full year of 2004. Non-performing assets declined from $41.1 million or 1.70% of Total Assets at June 30, 2001 to $3.90 million or 0.176% of Total Assets at December 31, 2004. During the past several years, the bank measurably improved customer service levels, and saw its share price climb from a historical low of $5.00, just prior to Francis' arrival, to $36.24 as of December 31, 2004.

City Holding Company was ranked 14th on the American Banker Association's (ABA) Top Performer 2004 list, with a 2003 return on average equity of 24.5%. This list ranks the performance of domestic institutions with assets over $1 billion, based on return on average equity for the previous year. In recognition of City Holding Company's achievements, Francis was named the 2002 Community Banker of the Year by The American Banker.

Francis continued, "Skip has been my partner in leading City Holding Company throughout my tenure at the Company. He has distinguished himself through his professionalism, sensitivity to industry, regulatory, customer and personnel matters, and strategic vision. He shares much of the credit for the success that we have achieved."

Ned Payne, Lead Director of the CHCO Board, said that it was Francis' reputation and expertise at turnarounds that made him a highly attractive candidate for the top job. "Through Jerry's leadership we have regained the confidence of our customers and shareholders. He orchestrated a bold strategy that set us on a very positive course. Equally important, he helped define a clear and orderly management succession process. We look forward to his continued leadership as Chairman of the Board. He leaves in place an extremely strong and talented management team that will serve us well."

In reference to Hageboeck's promotion, he added, "Skip is highly regarded by the investment community and by our employees. He's worked side-by-side with Jerry and was instrumental in lifting the Company's financial performance. Skip has also expressed his strong commitment to continue the bank's tradition of community involvement. He received the full endorsement of the Board of Directors. He has worked closely with the Board in his senior executive role. We know him well and look forward to continuing to work with him in his new capacity."

Hageboeck said, "It's an honor to follow Jerry as CEO of City Holding Company. He has been a great leader and coach to so many of us. On behalf of our shareholders, employees, customers and community friends, I congratulate Jerry on a job so well done." He added that the bank will continue its course of continuous improvement, focusing on providing quality service to its customers. "We have a solid plan, good momentum and a great team. With the support of our directors, customers, City Holding Company team and the stable West Virginia economy, we'll look forward to good years ahead for City Holding Company."

Francis concluded, "I have all the confidence in the world in Skip. I think he is going to do an outstanding job in building on the momentum we've gained over the past several years; and I intend to remain a director and shareholder of this company."

Prior to joining City Holding Company, Hageboeck served as Chief Financial Officer, Peoples Bank Corp. of Indianapolis from August 1995 to December 1999. He was employed by Indiana National Bank/NBD Bank of Indiana in the Treasury Department from 1989 to 1995 where he held a number of progressively more responsible positions. Hageboeck earned his BS degree in Economics from Butler University and his MA and PhD degrees in Economics from Indiana University. He and his wife Samantha reside in Charleston with their four children.

City Holding Company is the parent company of City National Bank of West Virginia. In addition to the Bank, City National Bank operates CityInsurance Professionals, an insurance agency offering a full range of insurance products and services. For more information about City Holding Company, see the Company's web site, www.cityholding.com.

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such information involves risks and uncertainties that could result in the Company's actual results differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality, or conversely, the Company may incur less, or even negative, loan loss provision due to positive credit quality trends in the future; (2) the Company may not continue to experience significant recoveries of previously charged-off loans and the Company may incur increased charge-offs in the future; (3) the Company may experience increases in the default rates on previously securitized loans causing the yields on these assets to decline; (4) the Company could have adverse legal actions of a material nature; (5) the Company may face competitive loss of customers; (6) the Company may be unable to manage its expense levels; (7) changes in the interest rate environment may have results on the Company's operations materially different from those anticipated by the Company's market risk management functions; (8) changes in general economic conditions and increased competition could adversely affect the Company's operating results; (9) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company's operating results; and (10) the Company may experience difficulties growing loan and deposit balances. Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.